Exhibit 1.01

TechnipFMC plc

Conflict Minerals Report
for the Year Ended December 31, 2023

1.Company Overview and Applicability of Rule 13p-1

TechnipFMC plc (the “Company,” “TechnipFMC,” “we,” and “our”) is a public limited company incorporated and organized under the laws of England and Wales, with registered number 09909709, and with registered office at Hadrian House, Wincomblee Road, Newcastle Upon Tyne, NE6 3PL, United Kingdom. The Company has operational headquarters in Houston, Texas, United States.

TechnipFMC is a leading technology provider to the traditional and new energy industries, delivering fully integrated projects, products, and services. With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity, and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™, and iComplete™), technology leadership, and digital innovation.

After evaluating our product lines, we have determined that certain products that we manufacture or contract to manufacture contain tin, tungsten, tantalum, and/or gold (collectively, "3TG") and that such 3TG are necessary to the functionality or production of such product(s). These products include, but are not limited to, subsea production and processing systems, surface wellhead production systems, high pressure fluid control equipment, measurement solutions, remotely operating vehicle systems, manipulator systems, subsea control systems, fracturing flowback services, and umbilical systems.

2.Reasonable Country of Origin Inquiry

TechnipFMC is a global company with a complex and multi-tiered supply chain. Because of this complexity, we rely on those suppliers that deliver directly to TechnipFMC (the “Tier 1 Suppliers”) to provide input regarding the source of conflict minerals in both the raw materials and parts that we purchase to use in the manufacture of our products. We expect those Tier 1 Suppliers to implement policies and procedures comparable to ours in order to obtain thorough and accurate chain of custody information to inform this reporting.

With the assistance of the third-party vendor Source Intelligence (“SI”), TechnipFMC filters its product offerings to identify those offerings that are in-scope for the purposes of regulatory reporting, and then conducts a good faith, reasonable country of origin inquiry (“RCOI”) to establish a list of Tier 1 Suppliers that are in-scope for regulatory reporting purposes based on TechnipFMC’s influence over the manufacturing process and potential use of 3TG.

We then collect information from those suppliers regarding the presence and sourcing of 3TG used in the products and components they supplied to TechnipFMC.

The RCOI process is further detailed in Appendix “I” to this CMR.

Based on our RCOI inquiry, we believe that certain of our products may contain 3TG that originated in the Democratic Republic of the Congo or its adjoining countries (the “Covered Countries”) and were not from recycled or scrap sources. As such, we then proceeded to exercise due diligence on the source and chain of custody of such 3TG.

3.Due Diligence

For those supply chains with 3TG smelters or refiners (the “SOR”) that are known, or thought to be sourced from Covered Countries, additional investigation is needed to determine the source and chain-of-custody of the regulated metals.1

SI has become an official vendor member of the Responsible Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides SI access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR is not certified by these internationally-recognized schemes, SI attempts to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SOR takes to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes whether the SOR has any of the following: a documented, effective, and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts are made by SI to the SOR to gather information on mine country of origin and sourcing practices.

In our review of supplier responses and due diligence results, following OECD guidance and TechnipFMC policies and procedures, the facility CID003185 – African Gold Refinery – Uganda was identified as a potential SOR and as an entity sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022. Consequently, we have initiated risk mitigation activities as part of our risk management plan, which will include notifying Tier 1 Suppliers and requesting their proactive risk management steps to cascade this directive through their supply chains to address and remove the presence of this SOR from their supply chain.

TechnipFMC’s due diligence measures can only provide a reasonable, and not absolute, assurance regarding the source and custody of conflict minerals. As such, we cannot definitively confirm that the identified SORs on the CMRTs processed the 3TG present in TechnipFMC’s finished products. Our due diligence process is based on the necessity to obtain information from our Tier 1 Suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information, may not respond, and some may be subject to fraud. However, we have taken measures to verify responses and minimize these limitations but cannot guarantee the accuracy of the responses provided.

Appendix “II” to this CMR lists, as of March 31, 2024, the Company’s SORs with indications of certification status.

APPENDIX “I”

TechnipFMC provided SI with at least one method of contact for each Tier 1 Supplier designated as in-scope (e.g., email address or telephone number). Email was the preferred method of communication.

The RCOI began with an introductory email from SI to the in-scope suppliers containing a registration and survey request link for the on-line data collection platform. In an effort to increase awareness of the Conflict Minerals Compliance Program (the “CMCP”), supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, our suppliers were introduced to the SI Conflict Minerals Learning Center (https://www.sourceintelligence.com/what-are-conflict-minerals) in the initial registration step. The Conflict Minerals Learning Center was provided as an educational tool to facilitate a deeper understanding of the program and context as to why information is being requested. There were also opportunities to participate in webinars providing information on the Conflict Minerals Rule.

Subsequent engagement followed these steps:

•Following the initial introduction and information request, up to five reminder emails were sent to each non-responsive supplier requesting completion of the survey.

•Suppliers who remained non-responsive were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information needed could be provided.

Deadline for Responses

In recognition that the information requested is time consuming to collect and aggregate, suppliers were given a firm deadline of March 31, 2024 to provide information about the metal processors present in their supply chains for the 2023 reporting year.

Information Requested

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying SORs and associated mine countries of origin. Suppliers who had already performed an RCOI through the use of the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “CMRT”) were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version.

Where a supplier was unable to provide a CMRT, SI requested information on its suppliers of products or components that may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers, as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email or phone in order to build a chain-of-custody back to the 3TG SOR. Every effort was made to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, SI executed non-disclosure agreements with TechnipFMC suppliers when requested.

We chose to give our suppliers the ability to share information at a level with which they were most comfortable, (i.e., company, product, or user-defined, but the declaration scope had to be specified). Suppliers were asked to provide an electronic signature before submitting their data to verify that all responses submitted were accurate to the best of the supplier’s knowledge.

Quality Assurance

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following quality control flags were raised, suppliers were automatically contacted by SI on a bi-weekly basis, up to three times:

•One or more SORs were listed for an unused metal;

•SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;

•Supplier answered “yes” to sourcing from the Covered Countries, but none of the SORs listed were known to source from the region;

•Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•Supplier indicated they have not provided all applicable SOR information received; and/or

•Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

APPENDIX “II”

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY	CERTIFIED SMELTER
Tantalum	5D Production OU	Estonia	NO
Gold	8853 S.p.A.	Italy	NO
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	YES
Gold	ABC Refinery Pty Ltd.	Australia	NO
Gold	Abington Reldan Metals, LLC	United States	YES
Tungsten	ACL Metais Eireli	Brazil	NO
Gold	Advanced Chemical Company	United States	NO
Gold	African Gold Refinery [2]	Uganda	NO
Gold	Agosi AG	Germany	YES
Gold	Aida Chemical Industries Co., Ltd.	Japan	YES
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	NO
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	NO
Gold	Albino Mountinho Lda.	Portugal	NO
Gold	Alexy Metals	United States	NO
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	YES
Tin	Alpha	United States	YES
Tantalum	AMG Brasil	Brazil	YES
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	NO
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	YES
Gold	Argor-Heraeus S.A.	Switzerland	YES
Tungsten	Artek LLC	Russian Federation	NO
Gold	Asahi Pretec Corp.	Japan	YES
Gold	Asahi Refining Canada Ltd.	Canada	YES
Gold	Asahi Refining USA Inc.	United States	YES
Gold	Asaka Riken Co., Ltd.	Japan	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	NO
Gold	AU Traders and Refiners	South Africa	NO
Gold	Augmont Enterprises Private Limited	India	NO
Gold	Aurubis AG	Germany	YES
Tin	Aurubis Beerse	Belgium	YES
Gold	Bangalore Refinery	India	NO
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	YES
Gold	Boliden AB	Sweden	YES
Gold	C. Hafner GmbH + Co. KG	Germany	YES

Gold	Caridad	Mexico	NO
Gold	CCR Refinery - Glencore Canada Corporation	Canada	YES
Gold	Cendres + Metaux S.A.	Switzerland	NO
Gold	CGR Metalloys Pvt Ltd.	India	NO
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	YES
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	YES
Gold	Chimet S.p.A.	Italy	YES
Tungsten	China Molybdenum Co., Ltd.	China	YES
Tin	China Tin Group Co., Ltd.	China	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	YES
Gold	Chugai Mining	Japan	YES
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	NO
Gold	Coimpa Industrial LTDA	Brazil	YES
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	YES
Tin	CRM Synergies	Spain	YES
Tungsten	Cronimet Brasil Ltda	Brazil	YES
Tin	CV Ayi Jaya	Indonesia	YES
Tin	CV Venus Inti Perkasa	Indonesia	YES
Tantalum	D Block Metals, LLC	United States	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	NO
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	NO
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	NO
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	NO
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	NO
Gold	Dongwu Gold Group	China	NO
Gold	Dowa	Japan	YES
Tin	DS Myanmar	Myanmar	YES
Gold	DSC (Do Sung Corporation)	Korea, Republic of	YES
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	NO
Tin	EM Vinto	Bolivia	YES
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	NO
Gold	Emirates Gold DMCC	United Arab Emirates	NO
Tin	Estanho de Rondonia S.A.	Brazil	YES
Tantalum	F&X Electro-Materials Ltd.	China	YES

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	YES
Tin	Fenix Metals	Poland	YES
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	NO
Tantalum	FIR Metals & Resource Ltd.	China	YES
Gold	Fujairah Gold FZC	United Arab Emirates	NO
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	YES
Gold	Geib Refining Corporation	United States	NO
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	NO
Tin	Gejiu Kai Meng Industry and Trade LLC	China	NO
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	NO
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	NO
Gold	GG Refinery Ltd.	Tanzania	NO
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	NO
Tantalum	Global Advanced Metals Aizu	Japan	YES
Tantalum	Global Advanced Metals Boyertown	United States	YES
Tungsten	Global Tungsten & Powders LLC	United States	YES
Gold	Gold by Gold Colombia	Colombia	YES
Gold	Gold Coast Refinery	Ghana	NO
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	YES
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	YES
Gold	Guangdong Jinding Gold Limited	China	NO
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	NO
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	YES
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	NO
Tungsten	H.C. Starck Tungsten GmbH	Germany	YES
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	NO
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	NO
Gold	Heimerle + Meule GmbH	Germany	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	YES
Gold	Heraeus Germany GmbH Co. KG	Germany	YES
Gold	Heraeus Metals Hong Kong Ltd.	China	YES
Tungsten	Hubei Green Tungsten Co., Ltd.	China	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	China	NO
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	YES

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	NO
Tungsten	Hunan Jintai New Material Co., Ltd.	China	NO
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	YES
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	NO
Tungsten	Hydrometallurg, JSC	Russian Federation	NO
Gold	Industrial Refining Company	Belgium	NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	YES
Gold	International Precious Metal Refiners	United Arab Emirates	NO
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	YES
Gold	Istanbul Gold Refinery	Turkey	YES
Gold	Italpreziosi	Italy	YES
Gold	JALAN & Company	India	NO
Gold	Japan Mint	Japan	YES
Tungsten	Japan New Metals Co., Ltd.	Japan	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	YES
Gold	Jiangxi Copper Co., Ltd.	China	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	YES
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	NO
Tin	Jiangxi New Nanshan Technology Ltd.	China	YES
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	YES
Tantalum	Jiangxi Tuohong New Raw Material	China	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	China	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	YES
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	NO
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	NO
Gold	JSC Novosibirsk Refinery	Russian Federation	NO
Gold	JSC Uralelectromed	Russian Federation	NO
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	YES
Gold	K.A. Rasmussen	Norway	NO

Gold	Kaloti Precious Metals	United Arab Emirates	NO
Gold	Kazakhmys Smelting LLC	Kazakhstan	NO
Gold	Kazzinc	Kazakhstan	YES
Tantalum	KEMET de Mexico	Mexico	YES
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	NO
Tungsten	Kennametal Fallon	United States	YES
Tungsten	Kennametal Huntsville	United States	YES
Gold	Kennecott Utah Copper LLC	United States	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	YES
Gold	Kojima Chemicals Co., Ltd.	Japan	YES
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	YES
Gold	Kundan Care Products Ltd.	India	NO
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	NO
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	NO
Gold	L'azurde Company For Jewelry	Saudi Arabia	NO
Gold	L'Orfebre S.A.	Andorra	YES
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	YES
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	YES
Gold	Lingbao Gold Co., Ltd.	China	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	NO
Tungsten	LLC Vostok	Russian Federation	NO
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	YES
Gold	LT Metal Ltd.	Korea, Republic of	YES
Tin	Luna Smelter, Ltd.	Rwanda	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	NO
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	NO
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	YES
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	YES
Gold	Marsam Metals	Brazil	NO
Tungsten	Masan High-Tech Materials	Viet Nam	YES
Gold	Materion	United States	YES
Tantalum	Materion Newton Inc.	United States	YES
Gold	Matsuda Sangyo Co., Ltd.	Japan	YES
Gold	MD Overseas	India	NO
Tin	Melt Metais e Ligas S.A.	Brazil	NO

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	YES
Tin	Metallic Resources, Inc.	United States	YES
Gold	Metallix Refining Inc.	United States	NO
Tantalum	Metallurgical Products India Pvt., Ltd.	India	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	China	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	YES
Gold	Metalor Technologies (Suzhou) Ltd.	China	YES
Gold	Metalor Technologies S.A.	Switzerland	YES
Gold	Metalor USA Refining Corporation	United States	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	YES
Tantalum	Mineracao Taboca S.A.	Brazil	YES
Tin	Mineracao Taboca S.A.	Brazil	YES
Tin	Mining Minerals Resources SARL	DRC- Congo (Kinshasa)	YES
Tin	Minsur	Peru	YES
Gold	Mitsubishi Materials Corporation	Japan	YES
Tin	Mitsubishi Materials Corporation	Japan	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	YES
Gold	MKS PAMP SA	Switzerland	YES
Gold	MMTC-PAMP India Pvt., Ltd.	India	YES
Gold	Modeltech Sdn Bhd	Malaysia	NO
Tin	Modeltech Sdn Bhd	Malaysia	NO
Tungsten	Moliren Ltd.	Russian Federation	NO
Tantalum	Molycorp Silmet A.S.	Estonia	YES
Gold	Morris and Watson	New Zealand	NO
Gold	Moscow Special Alloys Processing Plant	Russian Federation	NO
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	YES
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	NO
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	YES
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	NO
Gold	NH Recytech Company	Korea, Republic of	YES
Tungsten	Niagara Refining LLC	United States	YES
Gold	Nihon Material Co., Ltd.	Japan	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	YES
Tin	Novosibirsk Tin Combine	Russian Federation	NO
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	NO

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	YES
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	NO
Tungsten	OOO “Technolom” 1	Russian Federation	NO
Tungsten	OOO “Technolom” 2	Russian Federation	NO
Tin	Operaciones Metalurgicas S.A.	Bolivia	YES
Gold	Pease & Curren	United States	NO
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	NO
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	YES
Gold	Planta Recuperadora de Metales SpA	Chile	YES
Tin	Pongpipat Company Limited	Myanmar	NO
Tantalum	PowerX Ltd.	Rwanda	YES
Tin	Precious Minerals and Smelting Limited	India	NO
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	NO
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	YES
Tin	PT Aries Kencana Sejahtera	Indonesia	YES
Tin	PT Artha Cipta Langgeng	Indonesia	YES
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	YES
Tin	PT Babel Inti Perkasa	Indonesia	YES
Tin	PT Babel Surya Alam Lestari	Indonesia	YES
Tin	PT Bangka Prima Tin	Indonesia	YES
Tin	PT Bangka Serumpun	Indonesia	YES
Tin	PT Bangka Tin Industry	Indonesia	NO
Tin	PT Belitung Industri Sejahtera	Indonesia	YES
Tin	PT Bukit Timah	Indonesia	YES
Tin	PT Cipta Persada Mulia	Indonesia	YES
Tin	PT Menara Cipta Mulia	Indonesia	YES
Tin	PT Mitra Stania Prima	Indonesia	YES
Tin	PT Mitra Sukses Globalindo	Indonesia	YES
Tin	PT Panca Mega Persada	Indonesia	NO
Tin	PT Premium Tin Indonesia	Indonesia	YES
Tin	PT Prima Timah Utama	Indonesia	YES
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	YES
Tin	PT Rajawali Rimba Perkasa	Indonesia	YES
Tin	PT Rajehan Ariq	Indonesia	YES

Tin	PT Refined Bangka Tin	Indonesia	YES
Tin	PT Sariwiguna Binasentosa	Indonesia	YES
Tin	PT Stanindo Inti Perkasa	Indonesia	YES
Tin	PT Sukses Inti Makmur	Indonesia	YES
Tin	PT Timah Tbk Kundur	Indonesia	YES
Tin	PT Timah Tbk Mentok	Indonesia	YES
Tin	PT Tinindo Inter Nusa	Indonesia	YES
Tin	PT Tirus Putra Mandiri	Indonesia	NO
Tin	PT Tirus Putra Mandiri	Indonesia	NO
Tin	PT Tommy Utama	Indonesia	YES
Gold	PX Precinox S.A.	Switzerland	YES
Gold	QG Refining, LLC	United States	NO
Tantalum	QuantumClean	United States	YES
Gold	Rand Refinery (Pty) Ltd.	South Africa	YES
Gold	Refinery of Seemine Gold Co., Ltd.	China	NO
Gold	REMONDIS PMR B.V.	Netherlands	YES
Tantalum	Resind Industria e Comercio Ltda.	Brazil	YES
Tin	Resind Industria e Comercio Ltda.	Brazil	YES
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	YES
Gold	Royal Canadian Mint	Canada	YES
Tin	Rui Da Hung	Taiwan	YES
Gold	SAAMP	France	NO
Gold	Sabin Metal Corp.	United States	NO
Gold	Safimet S.p.A	Italy	NO
Gold	SAFINA A.S.	Czech Republic	YES
Gold	Sai Refinery	India	NO
Gold	Sam Precious Metals	United Arab Emirates	NO
Gold	Samduck Precious Metals	Korea, Republic of	NO
Gold	SAMWON METALS Corp.	Korea, Republic of	NO
Gold	SEMPSA Joyeria Plateria S.A.	Spain	YES
Gold	Shandong Gold Smelting Co., Ltd.	China	YES
Gold	Shandong Humon Smelting Co., Ltd.	China	NO
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	YES
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	NO
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	NO
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	YES
Gold	Shirpur Gold Refinery Ltd.	India	NO

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	YES
Gold	Singway Technology Co., Ltd.	Taiwan	NO
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	NO
Gold	Solar Applied Materials Technology Corp.	Taiwan	YES
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	NO
Gold	Sovereign Metals	India	NO
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	NO
Gold	Sudan Gold Refinery	Sudan	NO
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	YES
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	YES
Gold	Super Dragon Technology Co., Ltd.	Taiwan	NO
Tin	Super Ligas	Brazil	YES
Gold	T.C.A S.p.A	Italy	YES
Tantalum	Taki Chemical Co., Ltd.	Japan	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	YES
Tantalum	TANIOBIS Co., Ltd.	Thailand	YES
Tantalum	TANIOBIS GmbH	Germany	YES
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	YES
Tantalum	Telex Metals	United States	YES
Tin	Thaisarco	Thailand	YES
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	YES
Tin	Tin Technology & Refining	United States	YES
Gold	Tokuriki Honten Co., Ltd.	Japan	YES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	NO
Gold	TOO Tau-Ken-Altyn	Kazakhstan	YES
Gold	Torecom	Korea, Republic of	YES
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	NO
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	YES
Gold	Umicore Precious Metals Thailand	Thailand	NO
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	YES
Tungsten	Unecha Refractory Metals Plant	Russian Federation	NO
Gold	United Precious Metal Refining, Inc.	United States	YES
Gold	Valcambi S.A.	Switzerland	YES
Tin	VQB Mineral and Trading Group JSC	Viet Nam	NO

Gold	WEEEREFINING	France	YES
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	YES
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	YES
Gold	WIELAND Edelmetalle GmbH	Germany	YES
Tungsten	Wolfram Bergbau und Hutten AG	Austria	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	YES
Tungsten	Xiamen Tungsten Co., Ltd.	China	YES
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	YES
Gold	Yamakin Co., Ltd.	Japan	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	YES
Gold	Yokohama Metal Co., Ltd.	Japan	YES
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	NO
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	YES
Gold	Yunnan Copper Industry Co., Ltd.	China	NO
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	YES
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	YES